UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

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MISSION COMMUNITY BANCORP

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MISSION COMMUNITY BANCORP

581 Higuera Street
San Luis Obispo, California  93401
(805) 782-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2009
4:00 P.M.

________________

TO THE SHAREHOLDERS OF MISSION COMMUNITY BANCORP:

NOTICE IS HEREBY GIVEN that pursuant to the Bylaws of Mission Community Bancorp and the call of its Board of Directors, the 2009 Annual Meeting of Shareholders (the “Meeting”) of Mission Community Bancorp will be held at the EMBASSY SUITES, 333 Madonna Road, San Luis Obispo, California 93405, on Wednesday, May 27, 2009, at 4:00 p.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. To elect the following nine persons to the Board of Directors to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Bruce M. Breault	Anita M. Robinson
Roxanne Carr	Gary E. Stemper
William B. Coy	Brooks W. Wise
Howard N. Gould	Karl F. Wittstrom
Richard Korsgaard

2.	Amendment to Bylaws. To amend Section 3.2 of the Company’s bylaws to increase the range of directors on the Company’s Board of Directors to between eight (8) and fifteen (15) directors.

3.	Advisory Vote on Executive Compensation. Approving, on an advisory and non-binding basis, the compensation paid to the Company’s Named Executive Officers.

4.	Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Only those shareholders of record as of the close of business on March 31, 2009 will be entitled to notice of and to vote at the Meeting.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, USING
THE ENCLOSED POSTAGE PAID RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
IN PERSON.  IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.  THE PROXY MAY BE
REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.  IN ORDER TO PROVIDE ADEQUATE ACCOMMODATIONS,
PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

The Bylaws of Mission Community Bancorp provide for nominations of directors in the following manner:

“2.14 NOMINATIONS OF DIRECTORS.  Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Nominations, other than those made by or on behalf of the existing management of the corporation, shall be made in writing and shall be delivered or mailed to the president of the corporation, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.  Such notification shall contain the following information to the extent known to the shareholder:

(1)	The name and address of each proposed nominee.

(2)	The principal occupation of each proposed nominee.

(3)	The total number of shares of common stock of the corporation that will be voted for each proposed nominee.

(4)	The name and residence of the notifying shareholder.

(5)	The number of shares of common stock of the corporation owned by the notifying shareholder.

Nominations not made in accordance herewith shall, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers shall disregard all votes cast for each such nominee.”

               Dated:  April 27, 2009

By Order of the Board of Directors

/s/ Karl F. Wittstrom

Karl F. Wittstrom

Secretary

MISSION COMMUNITY BANCORP

581 Higuera Street

San Luis Obispo, California  93401

(805) 782-5000

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2009

4:00 P.M.

INTRODUCTION

This proxy statement is being furnished to shareholders in connection with the solicitation of proxies for use at the 2009 Annual Meeting of Shareholders (the “Meeting”) of Mission Community Bancorp (the “Company”) to be held at the EMBASSY SUITES, 333 Madonna Road, San Luis Obispo, California 93405, on Wednesday, May 27, 2009, at 4:00 p.m., and at any and all adjournments thereof.

It is anticipated that this Proxy Statement and the accompanying Notice will be mailed on or about

April 27, 2009 to shareholders eligible to receive notice of and to vote at the meeting.

The matters to be considered and voted upon at the Meeting include:

1.	Election of Directors. To elect the following nine persons to the Board of Directors to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Bruce M. Breault	Anita M. Robinson
Roxanne Carr	Gary E. Stemper
William B. Coy	Brooks W. Wise
Howard N. Gould	Karl F. Wittstrom
Richard Korsgaard

2.	Amendment to Bylaws. To amend Section 3.2 of the Company’s bylaws to increase the authorized range of directors on the Company’s Board of Directors to between eight (8) and fifteen (15) directors.

3.	Advisory Vote on Executive Compensation. Approving, on an advisory and non-binding basis, the compensation paid to the Company’s Named Executive Officers.

4	Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

SHAREHOLDERS ARE STRONGLY ENCOURAGED TO VOTE “AUTHORITY GIVEN” FOR PROPOSAL 1 AND “FOR “ PROPOSALS 2 AND 3

GENERAL

Revocability of Proxies

A proxy for use at the Meeting is enclosed.  Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Mission Community Bancorp an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.  Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy.  If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in favor of the election of the nominees for director set forth herein, in favor of the approval of the Amendment to Bylaws and, if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

The expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies will be borne by Mission Community Bancorp.  It is contemplated that proxies will be solicited through the mails, but officers, directors and regular employees of Mission Community Bank may solicit proxies personally.  Although there is no formal agreement to do so, Mission Community Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in Mission Community Bancorp is held of record by such entities.  In addition, Mission Community Bancorp may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies, if management determines it advisable.

VOTING SECURITIES

The close of business on March 31, 2009 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting.  As of the Record Date there were outstanding 1,345,602 shares of Mission Community Bancorp’s common stock, without par value, which is the only class of equity securities of Mission Community Bancorp entitled to vote on the matters presented at the Meeting.  Any holder of shares of common stock represented by a proxy which has been returned properly signed by the shareholder of record will be considered present for the purposes of determining whether a quorum exists even if such proxy contains abstentions or broker non-votes.  A quorum sufficient for the conduct of business at the Meeting will consist of a majority of the outstanding shares of common stock of Mission Community Bancorp at the close of business on the Record Date.

Proxies including broker non-votes with respect to any matter brought to a vote will not be counted as shares voted on the particular matter as to which the broker non-vote is indicated.  Therefore, broker non-votes will have no effect when determining whether the requisite vote has been obtained to pass a particular matter.  However, proxies indicating “abstain” or “withhold authority” with respect to any matter brought to a vote will be counted as shares voted on the particular matter as to which the abstention or withhold authority is indicated and will have the effect of voting against the matter.

Each share of common stock is entitled to one vote on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively.  If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee.  Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she deems appropriate.  If cumulative voting is declared at the Meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors.  The nine candidates receiving the highest number of votes will be elected.  If for any reason any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the shares represented by the proxies will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy.

Approval of Proposal 2, the amendment to bylaws, requires the affirmative vote of at least a majority of the outstanding shares of Mission Community Bancorp.  Approval of Proposal 3 will be decided by a majority of votes cast at the Meeting.  Broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in the vote totals and, as such, will have no effect on any proposal.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The bylaws of Mission Community Bancorp currently provide for a range of between six (6) and eleven (11) directors, with the exact number of directors to be fixed from time to time, within the foregoing range, by a resolution duly adopted by a majority of Mission Community Bancorp’s full board of directors or by a resolution adopted by a majority of the shareholders at any meeting thereof or by written consent.  The exact number of directors is presently fixed at nine (9).

The shareholders are being asked to elect nine (9) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.  The persons named below, all of whom currently serve as members of Mission Community Bancorp’s Board of Directors will be nominated for election as directors to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified.  In the election of directors the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named below.  In the event that cumulative voting is employed in the election of directors, the proxy holders intend, unless directed otherwise, to distribute the votes represented by each proxy among the nominees named below so as to elect all or as many of them as possible.  In the event any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors.  Management has no reason to believe that any nominee will become unavailable.  Additional nominations can only be made by complying with the procedures set forth in the bylaws of Mission Community Bancorp, a copy of which is set forth in the Notice of Annual Meeting of Shareholders accompanying this proxy statement.

All members of the Board of Directors of Mission Community Bancorp also serve on the Board of Directors of Mission Community Bank.

Information Concerning Nominees and Incumbent Directors

The following table sets forth the names and certain information as of March 31, 2009 concerning the persons nominated by the Board of Directors for election as directors of Mission Community Bancorp. Unless otherwise indicated, the column titled “Year First Elected or Appointed to Board” includes service on the Board of Directors of Mission Community Bank prior to the holding company reorganization pursuant to which Mission Community Bank became a wholly-owned subsidiary of Mission Community Bancorp.

Names and Offices Held With Mission Community Bancorp	Year First Elected or Appointed Director	Principal Occupation for Past Five Years
Bruce M. Breault Director (Founding Chairman of the Board)	1996	Partner and Owner, F. McLintocks, Inc. (restaurants) since 1973
Roxanne Carr Vice Chairman	1997	Division President and Corporate Senior Vice President, The Mortgage House, Inc. since 1995
William B. Coy Chairman of the Board	1996	Owner and Manager, Rancho Rio Conejo (citrus and avocados) since 1979
Howard N. Gould Director[1]	2008
Vice Chairman of  Carpenter & Company since 2005; Managing Member of Carpenter Fund Manager GP, LLC since 2007; Commissioner of Financial Institutions as appointed by the Governor of California and confirmed by the State Senate (2004-2005); Vice Chairman, Bank of the West (2002-2003).  Director of Nara Bancorp, Los Angeles, California; Director of Bridge Capital Holdings, Inc., San Jose, California

Richard Korsgaard Director	2005	Retired; Executive Vice President and Chief Credit Officer, Mission Community Bancorp and Mission Community Bank (2002-2005); Senior Vice President, California Bank and Trust (2001-2002)
Anita M. Robinson Director, President and Chief Executive Officer	1996	Banker; President and Chief Executive Officer, Mission Community Bancorp since 2000; and Chief Executive Officer of Mission Community Bank since 1996
Gary E. Stemper Director (Immediate Past Chairman of the Board)	1996	Manager, Eagle Castle Winery, LLC since 2000; Partner, Eberle Winery of Paso Robles (1982-2005); Owner, Gary Stemper Construction Co., since 1967
Brooks W. Wise Director, Executive Vice President	2007
Director and Executive Vice President, Mission Community Bancorp and Director and President of Mission Community Bank since 2007; Regional Vice President (2006-2007), Vice President/Regional Manager (2004-2006), Vice President/Branch Manager (1996-2004) with Union Bank of California

Karl F. Wittstrom Director and Corporate Secretary	1997	Self-employed—real estate development, vineyards, construction, ranching and investments since 1996

Board Committees and Other Corporate Governance Matters

Regular meetings of the Board of Directors of Mission Community Bancorp are not scheduled and are held as needed throughout the year, as virtually all of the business of Mission Community Bancorp is conducted through Mission Community Bank.  In 2008, the Board of Directors of Mission Community Bancorp met 12 times.  All of the directors of Mission Community Bancorp attended at least 75% of all Board of Directors and all assigned committee meetings, with the exceptions of Robin L. Rossi and Karl F. Wittstrom who attended 46% and 68% of all meetings held, respectively.

1  Mr. Gould has been nominated to serve on the Board by Carpenter Fund Manager GP, LLC, a principal shareholder of Mission Community Bancorp, pursuant to the terms of a stock purchase agreement between Mission Community Bancorp and Carpenter Fund Manager GP, LLC.  Mr. Gould is one of five Managing Members of Carpenter Fund Manager GP, LLC.  See “Security Ownership of Certain Beneficial Owners,” below.

In addition to serving on the Board of Directors of Mission Community Bancorp, each of the directors serves on the Board of Directors of Mission Community Bank.  The Board of Directors of Mission Community Bank held 12 regular meetings and 5 special meetings, 2 of which were held jointly with the Mission Community Bancorp Board, in 2008.  All of the directors of Mission Community Bank attended at least 75% of all Board and assigned committee meetings held in 2008, with the exceptions of directors Roxanne Carr and Robin L. Rossi who attended 50% and 47% of all meetings held, respectively.

The Board has determined that a majority of its current directors are “independent” as that term is defined in Nasdaq’s listing standards.  Specifically, the Board has determined that all of the directors of Mission Community Bancorp other than Anita M. Robinson, the President and Chief Executive Officer of Mission Community Bancorp and Chief Executive Officer of Mission Community Bank, Brooks W. Wise, the Executive Vice President of Mission Community Bancorp and President of Mission Community Bank, and Karl F. Wittstrom, the Corporate Secretary of Mission Community Bancorp, are independent directors.

Mission Community Bancorp has, among others, a standing Audit Committee and Corporate Governance and Nominating Committee.  Mission Community Bank has a standing Compensation Committee.

Audit Committee.  The Audit Committee consists of directors Breault, Carr, Coy, Korsgaard (Chairman), Stemper & Wittstrom.  The Audit Committee met 6 times in 2008.  The Board of Directors has determined that each member of the Audit Committee has sufficient accounting or related financial management expertise to serve on the Committee and that Mr. Korsgaard meets the qualifications of an “audit committee financial expert” as such term is defined in the rules and regulations of the Securities and Exchange Commission.

The purpose of the Audit Committee is to monitor the quality and integrity of Mission Community Bancorp’s and Mission Community Bank’s accounting, auditing, internal control and financial reporting practices.  The Committee selects the independent accountants, reviews the independence and performance of the independent accountants, and makes certain that the independent accountants have the necessary freedom and independence to freely examine all of the records of Mission Community Bancorp and its subsidiaries.  Further, the Audit Committee pre-approves all audit and permissible non-audit services to be performed by the independent accountants, with certain de minimis exceptions.  Prior to the public release of annual and quarterly financial information, the Committee discusses with  management and the independent accountants the results of the independent accountants’ audit or limited review procedures associated with this information.  The Audit Committee oversees internal audit activities, including reviewing the internal audit plan, discussing various internal audit issues with our management, and confirming and assuring the objectivity of internal audits.

The Audit Committee Charter of Mission Community Bancorp requires that the Audit Committee be comprised of at least three directors and further requires that (i) no member of the Audit Committee may serve as an officer of Mission Community Bancorp or Mission Community Bank; provided, that certain officers which are precluded from policy-making functions except in their capacities as directors (i.e., the Chairman of the Board, Vice Chairman of the Board, Corporate Secretary, Immediate Past Chairman and Founding Chairman) are not precluded from service on the Audit Committee; (ii) Audit Committee members are barred from accepting any consulting, advisory or other compensatory fee from Mission Community Bancorp or Mission Community Bank other than in such members’ capacity as a member of the board of directors or a member of any board committee; and (iii) that no Audit Committee member may be an “affiliated person” of Mission Community Bancorp or Mission Community Bank apart from his or her capacity as a member of the Board or any Board committees.  All six members of our Audit Committee meet the requirements for a member of our Audit Committee under our Audit Committee Charter; however, one of the members does not meet the independence requirements set forth in the listing standards of  Nasdaq for audit committee members in that Mr. Wittstrom is our Corporate Secretary.  Nasdaq’s definition of independence would exclude a director who serves as the Corporate Secretary from being independent.  The Board believes that each member of the Audit Committee is free from any relations that would interfere with the exercise of his or her independent judgment as a Committee member.

Corporate Governance and Nominating Committee.  The Board of Directors has a Corporate Governance and Nominating Committee on which all members of the Board of Directors currently serve.  The primary duties and responsibilities of this committee are to (i) identify individuals who qualify as potential board candidates consistent with criteria established by the Board; (ii) objectively consider all potential Board candidates, regardless of whether the candidate was recommended by the Board, a shareholder or other source and to recommend candidates to the Board for election at the next annual shareholders meeting; (iii) to develop and recommend corporate governance principles to the Board; and (iv) to oversee and evaluate the effectiveness of our corporate governance principles.

Compensation Committee.  The Board of Mission Community Bank has a standing Compensation Committee of which directors Breault, Coy, Carr, Gould, Stemper and Wittstrom are members.  This committee reviews and recommends for Board approval the compensation, benefits and health insurance packages for the Chief Executive Officer, President and other executive officers of Mission Community Bank, as well as the compensation for the directors of Mission Community Bank.  All members of the Compensation Committee are “independent” directors under Nasdaq’s listing standards other than Mr. Wittstrom who is the Corporate Secretary of Mission Community Bancorp.  The Board believes that each member of the Compensation Committee is free from any relations that would interfere with the exercise of his or her independent judgment as a Committee member.

The Chief Executive Officer, although not a member of the Compensation Committee, presents to the Compensation Committee recommendations for the compensation, benefits and health insurance packages for the executive officers of Mission Community Bank.  On an annual basis the Compensation Committee evaluates the performance of the executive officers and reviews the “Annual Director and Executive Compensation Survey” prepared by Perry-Smith, LLP for the California Bankers Association.  This survey provides comparative compensation and benefits information for all banks located in California, utilizing a comparative analysis of both region and asset size. The comparative information provided is for all levels of bank staff, including the executive officers and for the Board of Directors.

Code of Ethics.  Mission Community Bancorp and Mission Community Bank have adopted a Code of Ethics applicable to all of its directors, its principal executive officers and its senior financial officers, including its principal financial officer, principal accounting officer and persons performing similar functions.  The Code sets forth our values and expectations regarding ethical and lawful conduct and is also intended to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“AUTHORITY GIVEN” FOR THE ELECTION OF ALL NINE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2 – APPROVAL OF AMENDMENT TO BYLAWS

The bylaws of Mission Community Bancorp currently provide for a range of between six (6) and eleven (11) directors until changed by a bylaw amendment duly adopted by the vote or written consent of the shareholders of Mission Community Bancorp.  The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by the vote or written consent of the shareholders of Mission Community Bancorp or by its Board of Directors.  The authorized number of directors is presently fixed at nine (9).

As a result of its participation in the Troubled Asset Relief Program (the “TARP Program”) of the United States Department of the Treasury (“Treasury”), pursuant to which Mission Community Bancorp issued to the Treasury 5,116 shares of its newly authorized Series D Preferred Stock, $1,000 per share liquidation value, for $5,116,000 (the “Series D Preferred Shares”), Mission Community Bancorp was required to amend its bylaws to provide that it will maintain an authorized number of directors no greater than  two less than the maximum number of authorized of directors within the range.  Treasury has required this change due to the fact that in the event Mission Community Bancorp should default on dividends due and payable on the Series D Preferred Stock for an aggregate of six quarterly dividend payment periods, Treasury would have the right to appoint two directors to the Board of Directors of Mission Community Bancorp.  Although Mission Community Bancorp is currently in compliance with this requirement of Treasury since it has nine (9) directors and has a maximum range of eleven (11) directors, it would be unable to add an additional director in the future should it desire to do so if it does not increase the range of directors.  Although Mission Community Bancorp does not currently intend to increase its authorized directors to more than nine (9), it desires to increase the range to give it flexibility in the future should it wish to add an additional director to its board.

If approved, amended Section 3.2 of the bylaws of Mission Community Bancorp would read as follows:

“3.2.  Number and Qualification of Directors.  The authorized number of directors shall not be less than eight (8) nor more than fifteen (15) until changed by a duly adopted amendment to this bylaw adopted by the vote or written consent of a majority of the outstanding shares entitled to vote.  The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.2 by a bylaw or amendment thereto or by a resolution duly adopted by a vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the board of directors.  Notwithstanding anything in these bylaws to the contrary, for so long as the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D (the “Designated Preferred Stock”) is outstanding:  (i) whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods (as defined in the Certificate of Determination for the Designated Preferred Stock) or more, whether or not consecutive, the authorized number of directors shall automatically be increased by two (but shall in no event be increased to a number of directors that is greater than the maximum number of directors set forth in Article III, Section 3.2 of these bylaws); and (ii) this sentence may not be modified, amended or repealed by the Corporation’s board of directors (or any committee thereof) without the affirmative vote and approval of (x) the stockholders and (y) the holders of at least a majority of the shares of Designated Preferred Stock outstanding at the time of such vote and approval.”

As noted above, the number of directors on the Board is currently nine (9) and the maximum number of directly currently authorized under the Bylaws is eleven (11).  Because of Treasury’s requirement that there be a maximum number of directors on the Board that is at least two less than the maximum number of directors authorized, Mission Community Bancorp has proposed to amend its bylaws to provide it with the additional flexibility in having a range of directors of between eight (8) and fifteen (15), which would enable it in the future to either reduce the size of its Board or expand the size of its Board as circumstances may warrant.

The affirmative vote of the holders of at least a majority of the outstanding shares of the common stock of Mission Community Bancorp is necessary to approve this proposed amendment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 requires that Mission Community Bancorp, during the period in which any obligation arising from its participation in the TARP Program remains outstanding, submit to its shareholders a non-binding vote on the compensation of its Named Executive Officers, as described in the “Executive Compensation” section of this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the shareholders of Mission Community Bancorp the opportunity to endorse or not endorse its executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the Named Executive Officers of Mission Community Bancorp, as disclosed in the “Executive Compensation” section of the proxy statement for the 2009 Annual Meeting of Shareholders of Mission Community Bancorp.”

This vote shall not be binding on the Board of Directors or the Compensation Committee and will not be construed as overruling a decision by, nor create or imply any additional fiduciary duty by, the Board or the Compensation Committee.  However, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, shareholders may vote either for or against the resolution, and this matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting.

The Board of Directors and the Compensation Committee believe that the compensation practices of Mission Community Bancorp are appropriately aligned to its long-term success and the interests of its shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary compensation information for the last two fiscal years with respect to the President and Chief Executive Officer and the Executive Vice President of Mission Community Bancorp, and for the most highly compensated executive officer who was serving as an executive officer at the end of the last completed fiscal year (the “Named Executive Officers”).
Name and Principal Position	Year	Salary[2]	Bonus	Option Awards[3]	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation[4]	Total
Anita M. Robinson, President and CEO	2008 2007	$175,000 $175,000	-- --	$10,971 -0-	-- --	-- --	$15,935 $30,184	$201,906 $25,184
Brooks W. Wise, Executive Vice President	2008 2007	$135,000 $ 67,068[5]	-- --	$10,971 -0-	-- --	-- --	$15,087 $ 9,414	$161,058 $ 76,482
Ronald B. Pigeon, Executive VP and CFO	2008 2007	$130,000 $130,000	-- --	$ 6,462 $ 6,462	-- --	-- --	$13,549 $16,775	$150,011 $153,237

2  Includes portions of these individual’s salaries which were deferred under Mission Community Bancorp’s 401(k) Plan.

3  Includes amounts expensed by the company under FAS 123R.

4  Includes perquisites and other compensation.  Additional information regarding other compensation, including perquisites that in the aggregate exceeded $10,000 for an individual, is provided in the “Components of All Other Compensation” table below.

5  Reported is actual salary earned for 2007 pursuant to Mr. Wise’s hire date of June 18, 2007, with Mr. Wise’s annual salary being $135,000.

Components of All other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table, including perquisites that in the aggregate exceeded $10,000 for an individual, are detailed in the following table.

Name	Year	Auto Allowance	Life Insurance Premiums	401(k) Employer Contributions and Profit Sharing Contributions	Total
Anita M. Robinson	2008 2007	$12,000 $12,000	$3,935 $3,676	-- $14,508	$15,935 $30,184
Brooks W. Wise	2008 2007	$9,000 $4,500[6]	$274 $274	$5,813 $4,640	$15,087 $9,414
Ronald B. Pigeon	2008 2007	$6,000 $5,800	$748 $748	$6,800 $10,227	$13,549 $16,775

Employment Agreements

On June 12, 2007 Mission Community Bank and Anita M. Robinson entered into a Second Amended and Restated Employment Agreement pursuant to which Ms. Robinson has agreed to continue to serve as the Chief Executive Officer of Mission Community Bank through December 31, 2012.  Pursuant to her employment agreement, Ms. Robinson receives an annual base salary of $175,000, with increases at the sole discretion of the Board of Directors.  In addition, the agreement provides that Ms. Robinson is entitled to receive an incentive bonus for 2007 as determined in accordance with Mission Community Bank’s CEO Bonus Program for 2007.  No bonuses were paid under this Program in 2007.  For future years, bonuses to Ms. Robinson are to be reviewed annually and determined by the Board of Directors.  Ms. Robinson also receives an automobile allowance and payment of premiums on a life insurance policy in the amount of $750,000 pursuant to the terms of her employment agreement.  In addition, Ms. Robinson was granted options to purchase an aggregate of 20,532 shares of the common stock of Mission Community Bancorp pursuant to the terms of her employment agreement, which options are for a term of 10 years and vest in five installments of 20% per year over a period of five years.  In the event Ms. Robinson’s employment is terminated without cause, she is entitled to a payment equal to 12 months of her base salary as in effect immediately prior to her termination of employment, payable in equal installments over 12 months in accordance with Mission Community Bank’s normal payroll practices and her bonus earned prior to the date of termination.  In the event Ms. Robinson’s employment is terminated in the event of  a change in control, or if she leaves employment for good cause after a change in control has occurred, Ms. Robinson shall be entitled to a payment equal to 24 months of her base salary in effect immediately prior to the date of termination, payable in one lump sum payment and a lump sum payment equal to the incentive bonus paid to Ms. Robinson for the two years preceding the year in which the termination occurs, as well as any bonus earned by Ms. Robinson prior to the date of termination.

On June 18, 2007 the Board of Directors and Brooks W. Wise entered into an Employment Agreement pursuant to which Mr. Wise agreed to serve as President of Mission Community Bank through December 31, 2009.  Pursuant to the employment agreement, Mr. Wise receives an annual base salary of $135,000, with increases at the sole discretion of the Board of Directors.  In addition, the agreement provides that Mr. Wise is entitled to receive an incentive bonus as determined in accordance with Mission Community Bank’s Officers’ Incentive Compensation Program as described below, together with such other bonus as the Board of Directors shall determine from time to time in its sole discretion.  Mr. Wise also receives an automobile allowance and payment of premiums on a life insurance policy in accordance with benefits provided to Bank employees generally; however, at a level commensurate with other officers in the Bank.  In addition, Mr. Wise was granted options to purchase an aggregate of 20,532 shares of the common stock of Mission Community Bancorp pursuant to the terms of his employment agreement, which options are for a term of 10 years and vest in five installments of 20% per year over a period of five years.  In the event Mr. Wise’s employment is terminated without cause, he is entitled to a payment equal to six months of his base salary as in effect immediately prior to his termination of employment, payable in equal installments over six months in accordance with Mission Community Bank’s normal payroll practices and his bonus earned prior to the date of termination.  In the event Mr. Wise’s employment is terminated in the event of a change in control, or if he leaves employment for good cause after a change in control has occurred, Mr. Wise shall be entitled to a payment equal to 12 months of his base salary in effect immediately prior to the date of termination, payable in one lump sum payment and a lump sum payment equal to the bonus earned by Mr. Wise prior to the date of termination.

6  Annual auto allowance is $9,000; amount reported pursuant to Mr. Wise’s hire date of June 18, 2007.

On December 29, 2008, Mission Community Bank and each of Anita M. Robinson and Brooks W. Wise entered into an amendment to their respective Employment Agreements in order to comply with Internal Revenue Code Section 409A requirements, and also, to ensure that the Bank’s benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008.  As a result of the American Recovery and Reinvestment Act of 2009 (“ARRA”) which was enacted in February 2009, the severance provisions in Ms. Robinson’s and Mr. Brooks’ employment agreements will not be enforceable, and Ms. Robinson will not be eligible to receive any incentive compensation other than restricted stock awards subject to certain limitations, for so long as Mission Community Bancorp is a participant in the TARP Program.

Salary Protection Agreements

Ronald B. Pigeon, our Executive Vice President and Chief Financial Officer entered into a Salary Protection Agreement with Mission Community Bank dated January 18, 2005.  This agreement provided for a severance benefit of six months of base salary upon termination of employment, or reduction of salary by more than ten percent, upon the occurrence of, or within twelve months following, a merger, transfer of substantially all of the assets, change in control or other defined corporate reorganization of Mission Community Bancorp or Mission Community Bank.

On December 29, 2008 Ronald B. Pigeon entered into an Amended and Restated Salary Protection Agreement in order to comply with Internal Revenue Code Section 409A requirements, and also, to ensure that the Bank’s benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008.  As a result of ARRA, the severance provisions in Mr. Pigeon’s Salary Protection Agreement will not be enforceable for so long as Mission Community Bancorp is a participant in the TARP Program.

Incentive Compensation Plan

The Board of Directors of Mission Community Bank did not adopt an Officers’ Incentive Compensation Plan for 2008.

Stock Options

All outstanding stock options have been granted under the 1998 Stock Option Plan (“Stock Option Plan”) of Mission Community Bank which plan was assumed by Mission Community Bancorp in connection with the one bank holding company reorganization effected December 15, 2000 pursuant to which Mission Community Bank became a wholly-owned subsidiary of Mission Community Bancorp.  The Stock Option Plan expired on January 20, 2008, with no further grants to be made under this plan.  Mission Community Bancorp has no outstanding stock appreciation rights.

On May 28, 2008 the Company’s shareholders approved the Mission Community Bancorp 2008 Stock Incentive Plan (“Stock Incentive Plan”) which provides for the issuance of both “incentive” and “nonqualified” stock options to officers and employees, and of “nonqualified” stock options to non-employee directors of Mission Community Bancorp and its subsidiaries.  The purpose of the Stock Incentive Plan is to encourage selected employees and directors of Mission Community Bancorp to acquire a proprietary and vested interest in the growth and performance of the Company; to generate an increased incentive for participants to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of all shareholders; and to enhance the ability of Mission Community Bancorp and its subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, its sustained progress, growth and profitability depend.  The Stock Incentive Plan was also designed to provide additional flexibility with respect to equity compensation awards to enable Mission Community Bancorp to remain competitive in the marketplace and to adapt its award strategy to the recent changes in accounting rules relating to stock options.

Options to purchase an aggregate of 89,564 shares of the common stock of Mission Community Bancorp, with an average exercise price of $16.24 per share, were outstanding under the Stock Option Plan and the Stock Incentive Plan as of December 31, 2008.

In 2008,  20,532 nonqualified option shares were granted to Anita M. Robinson from the Stock Incentive Plan, pursuant to the terms set forth in her Second Amended and Restated Employment Agreement entered into on June 12, 2008.  In 2008,  20,532 nonqualified option shares were also granted to Brooks W. Wise from the Stock Incentive Plan, pursuant to the terms set forth in his Employment Agreement entered into on June 17, 2007.  All options granted to Ms. Robinson and Mr. Wise were for a term of ten years, were granted at an exercise price of $18.00 per share and vest at the rate of 20% per year over a five year period.

Anita M. Robinson exercised options for a total of 5,000 shares in 2008 at an exercise price of $10.00 per share. None of the other named Executive Officers exercised any stock options in 2008.  In 2008, a total of 20,700 shares were exercised and 11,700 shares were retired.

The following table sets forth information with respect to options held by the Named Executive Officers at December 31, 2008.

Outstanding Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable[7]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Anita M. Robinson	5,000 4,106	0 16,426	0 0	$ 8.25 $18.00	2/27/11 5/17/18
Brooks W. Wise	4,106	16,426	0	$18.00	5/17/18

Ronald B. Pigeon	1,800	1,200	0	$25.50	3/28/15

The following table sets forth information with respect to options exercised by the Named Executive Officers for the year ended December 31, 2008.

                                                                                                     Option Exercises in 2008

Name	Shares Acquired on Exercise in 2008	Value Realized on Exercise[8]
Anita M. Robinson	5,000	$25,000

7  Unexercisable shares reported for Anita M. Robinson and Brooks W. Wise will vest as follows:  4,106 shares available 5/27/09; 4,106 shares available 5/27/10; 4,106 shares available 5/27/11; 4,107 shares available 5/27/12 and 4,107 shares available 5/27/13.  Unexercisable shares reported for Ronald B. Pigeon will vest as follows:  600 shares available 3/28/09; and 600 shares available 3/28/10.
8  Represents excess of the aggregate fair market value over the aggregate exercise price of the shares at the time of exercise.

Compensation to Directors

On February 8, 2007, the Compensation Committee approved a Directors’ Compensation Program, whereby non-employee members of Mission Community Bank’s Board of Directors receive a monthly retainer of $725 per month, in addition to a fee paid for each Committee meeting attended.  The Chairman of the Board also receives an additional fee of $480 per month, with Committee Chairpersons receiving an additional $200 for each respective Committee meeting held.  The Directors also received an annual training budget for 2008 of $4,000 per director to be used specifically for bank-related conferences and meetings attended during the year.  Mission Community Bancorp also provides reimbursement to its directors to cover their travel, seminars, meals and other expenses related to their services as directors of Mission Community Bancorp and Mission Community Bank.  Mission Community Bancorp may also grant stock options to its directors from time to time.  No stock options were granted to the non-employee directors of Mission Community Bancorp in 2008.

The following table sets forth information with regard to compensation earned by non-employee directors in 2008.  Compensation earned by employee-directors is included in the “Summary Compensation Table” above.

Non-Employee Director Compensation Table
Name	Fees Earned or Paid In Cash[9]	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Bruce M. Breault	$16,025	0[10]	0	0	0	$16,025
Roxanne Carr	$ 9,800	0	0	0	0	$ 9,800
William B. Coy	$19,035	0[11]	0	0	0	$19,035
Howard N. Gould	$725	0	0	0	0	$725
Richard Korsgaard	$14,500	0[12]	0	0	0	$14,500
Robin L. Rossi	$10,175	0[13]	0	0	0	$10,175
Gary E. Stemper	$11,900	0[14]	0	0	0	$11,900
Karl F. Wittstrom	$11,775	0[15]	0	0	0	$11,775

9  Includes cash payments made to non-employee directors of Mission Community Bancorp during 2008.

10  Mr. Breault held options to purchase an aggregate of 2,000 shares at December 31, 2008  all of which were fully vested at December 31, 2008.

11  Mr. Coy held options to purchase an aggregate of 2,000 shares at December 31, 2008, all of which were fully vested at December 31, 2008.

12  Mr. Korsgaard held options to purchase an aggregate of 3,000 shares at December 31, 2008, all of which were fully vested at December 31, 2008.

13  Mr. Rossi held options to purchase an aggregate of 2,000 shares at December 31, 2008, all of which were fully vested at December 31, 2008.

14  Mr. Stemper held options to purchase an aggregate of 2,000 shares at December 31, 2008, all of which were fully vested at December 31, 2008.

15  Mr. Wittstrom held options to purchase an aggregate of 2,000 shares at December 31, 2008, all of which were fully vested at December 31, 2008.

16  As used throughout this proxy statement, the term “executive officer” means President/Chief Executive Officer; Executive Vice President; Executive Vice President/Chief Credit Officer and; Executive Vice President/Chief Financial Officer.  Mission Community Bancorp’s Chairman of the Board, Vice Chairman of the Board, Secretary and other vice presidents are not deemed to be executive officers.

RELATED PARTY TRANSACTIONS

There are no existing or proposed material interests or transactions between us and any of our officers or directors outside the ordinary course of business, except as indicated herein.

From time to time our directors and officers and the companies with which they are associated, have banking transactions with Mission Community Bank in the ordinary course of business.  Any loans and commitments to lend included in such transactions have been, and in the future will be, made, in the ordinary course of business, in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness.  In addition, any such loans do not and will not involve more than the normal risk of collectability or present other unfavorable features.  As of December 31, 2008, loan commitments and loans outstanding from Mission Community Bank to our directors and executive officers (including associated companies) totaled approximately $5,192,771 or 25.3% of our shareholder’s equity.  Any future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from an unaffiliated third party.

The Bank made various loans to former director Robin L. Rossi, as well as to his related business entities, which loans were outstanding during the period from January 1, 2008 to January 31, 2009.  Mr. Rossi was a director of Mission Community Bancorp and Mission Community Bank until he resigned from both boards effective April 14, 2009.  The largest amount of indebtedness outstanding to Mr. Rossi at any time since January 1, 2008 was $5,509,834 and the amount of indebtedness outstanding to Mr. Rossi and his related entities at January 31, 2009 was $4,874,092.  The  loans have both floating rates (prime plus a margin of between 0 and 100 basis points) and fixed rates (6.75% or 7.5%).  Mr. Rossi and related entities made aggregate principal and interest payments on these various loans (not including equipment leases, all of which lease payments are current) of $1,679,417 and $299,847, respectively, for the period from January 1, 2008 through January 31, 2009.  As of January 31, 2009, three of the loans to Mr. Rossi and related entities, with aggregate principal balances outstanding of $3,135,470 at January 31, 2009, were considered substandard.  One of the substandard loans, with a principal amount of $990,473, was paid in full in April 2009.

              All affiliated transactions have been and will continue to be made or entered into on terms that are no less favorable to us than those that can be obtained from an unaffiliated third party.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of March 31, 2009, with respect to (a) members of the Board of Directors of Mission Community Bancorp, including persons nominated by the Board of Directors for election as directors, (b) the executive officers16 of Mission Community Bancorp, and (c) the directors and executive officers as a group:

Names and Offices Held With Mission Community Bancorp[17]	Common Shares Beneficially Owned[18]	Shares Issuable Upon Exercise of Options[19]	Percentage of Shares Outstanding
Directors:
Bruce M. Breault Director (Founding Chairman of the Board)	30,364	2,000	2.4%
Roxanne Carr Vice Chairman of the Board	19,800	0	1.4%
William B. Coy Chairman of the Board	15,550	2,000	1.3%
Howard N. Gould Director	333,334[20]	0	24.7%
Richard Korsgaard Director	8,000	3,000	0.8%
Anita M. Robinson President and Chief Executive Officer, Director	38,609	9,106	3.5%
Robin L. Rossi[21] Director	25,507[22]	2,000	2.0%
Gary E. Stemper Director (Immediate Past Chairman of the Board)	9,000	2,000	0.8%
Brooks W. Wise Director and Executive Vice President	10,000	4,106	1.0%
Karl F. Wittstrom
Director and Corporate Secretary

Other Executive Officers:
Ronald B. Pigeon
Executive Vice President and Chief Financial Officer

All Directors and Executive Officers as a Group (11 persons)
	24,750 2,775 517,689	2,000 2,400 28,612	1.9% 0.3% 40.1%

17  The address of each person in the table below is c/o Mission Community Bancorp, 581 Higuera Street, San Luis Obispo, California 93401.

18  Except as otherwise noted, may include shares held by or with such person’s spouse and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shared power with a spouse); shares held in street name for the benefit of such person; or shares held in an Individual Retirement Account or pension plan as to which such person has pass-through voting rights and investment power.

19  Includes shares subject to options held by directors and executive officers that are exercisable within 60 days after March 31, 2009.

20  Represents shares held by three investment funds of which Carpenter Fund Manager GP, LLC is the general partner.  Mr. Gould serves as one of five Managing Members of Carpenter Fund Manager GP, LLC and as such holds shared voting and investment power with respect to these shares.  Mr. Gould disclaims beneficial ownership of these shares.  See “Security Ownership of Certain Beneficial Owners,” below.

21  Mr. Rossi resigned from the Board of Directors of both Mission Community Bancorp and Mission Community Bank effective April 14, 2009.

22  Includes 457 shares held in the name of the Rossi Foundation over which shares Mr. Rossi holds shared voting power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Other than as set forth in the table below, our management knows of no person who beneficially owned more than 5% of our outstanding common stock as of March 31, 2009.

Pursuant to the terms of a stock purchase agreement with Carpenter Fund Manager GP, LLC, pursuant to which agreement three investment funds managed by Carpenter Fund Manager GP, LLC (the “Carpenter Funds”) acquired an aggregate of 333,334 shares of the common stock of Mission Community Bancorp, Mission Community Bancorp has agreed to nominate one person designated by Carpenter Fund Manager GP, LLC to its Board of Directors and to continue to nominate one such person for so long as the Carpenter Funds continue to own at lest 10% of the issued and outstanding shares of Mission Community Bancorp.  Howard Gould, a nominee to the Board of Directors, is the nominee of Carpenter Fund Manager GP, LLC pursuant to this stock purchase agreement.  See “Proposal 1—Election of Directors.”

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Department of the Treasury Community Development Financial Institutions Fund 601 13th Street, N.W., Suite 200S Washington, D.C. 20005	100,000[23]	6.9%
Common Stock	Carpenter Fund Manager GP, LLC[24] 5 Park Plaza, Suite 950 Irvine, CA 92614	333,334	24.7%
Common Stock	Palladium Equity Partners, III, LP 1270 Avenue of the Americas, Suite 2200 New York, New York 10020	110,937	8.2%

REPORT OF AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management.  The Audit Committee has also discussed with the independent auditors of Mission Community Bancorp the matters required to be discussed by SAS 61.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independence of the independent auditors.  Based on a review and discussion of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K of Mission Community Bancorp for the 2008 fiscal year for filing with the Securities and Exchange Commission.  The Audit Committee has also considered whether the amount and nature of the non-audit services provided by Vavrinek, Trine, Day & Co., LLP is compatible with the auditor’s independence.

23  Represents shares of common stock which are issuable upon conversion of our issued and outstanding Series A Preferred Stock and Series C Preferred Stock.  The Community Development Financial Institutions Fund owns 100% of the outstanding Series A Preferred Stock and Series C Preferred Stock of Mission Community Bancorp.

24  These shares are held of record by three investment funds of which Carpenter Fund Manager GP, LLC is the general partner with investment and voting power.  These shares are owned of record as follows: Carpenter Community BancFund LP (13,820 shares); Carpenter Community BancFund-A, LP (309,225 shares); and Carpenter Community BancFund-CA, LP (10,289 shares).  Howard Gould, a director of Mission Community Bancorp, serves as a Managing Member of Carpenter Fund Manager GP, LLC.

Submitted by The Audit Committee:

Richard Korsgaard (Chairman)
Bruce M. Breault
Roxanne Carr
William B. Coy
Gary E. Stemper
Karl F. Wittstrom

MISSION COMMUNITY BANCORP’S AUDITORS AND AUDIT FEES

Mission Community Bancorp’s Audit Committee has selected Vavrinek, Trine, Day & Co., LLP as independent auditors for Mission Community Bancorp for the current year.  Vavrinek, Trine, Day & Co., LLP conducted the audit for the year ended December 31, 2008.  A representative of Vavrinek, Trine, Day & Co., LLP is expected to be present at the Meeting and will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

The Audit Committee pre-approves all audit and permissible non-audit services to be performed by Mission Community Bancorp’s independent auditors.  Mission Community Bancorp’s independent auditor may provide only those services pre-approved by the Audit Committee or its designated subcommittee.  The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the independent auditor.  To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services.  The term of any such pre-approval is for the period of the annual audit cycle, unless the Audit Committee specifically provides for a different period.

Services proposed to be provided by the independent auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee.  Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee.

The Audit Committee may form and delegate to a subcommittee, composed of one or more of its members, the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.  The Audit Committee may not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The following table presents the fees for professional audit services rendered by Vavrinek, Trine, Day & Co., LLP for the audit of Mission Community Bancorp’s financial statements included in Mission Community Bancorp’s Annual Report on Form 10-K and the review of the financial statements included in its quarterly reports on Form 10-Q.  Tax fees consist of the aggregate fees billed for professional services rendered by Vavrinek, Trine, Day & Co., LLP for tax compliance, tax advice and tax planning.

	2008	2007
Audit fees	$45,000	$43,000
Audit related fees	8,000	8,000
Tax fees	8,000	6,000
All other fees	0	0
Total:	$61,000	$57,000

None of the fees paid to Vavrinek, Trine, Day & Co., LLP for 2008 and 2007 were paid under the de minimis safe harbor exception from pre-approval requirements.  The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Vavrinek, Trine & Day & Co., LLP.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the annual meeting of shareholders of Mission Community Bancorp in 2010 must submit the proposal so it is received by Mission Community Bancorp at its principal executive offices no later than December 18, 2009 in a form that complies with applicable regulations.  Proposals by shareholders should be sent to the attention of the Secretary of Mission Community Bancorp at 581 Higuera Street, San Luis Obispo, California 93401.

In addition, the execution of a proxy solicited by Mission Community Bancorp in connection with its annual meeting of shareholders in 2010 shall confer on the designated proxy holder discretionary voting authority to vote on any shareholder proposal which is not included in the proxy materials for such meeting and for which Mission Community Bancorp has not received notice at least 45 days prior to the date of the mailing of its proxy materials for such meeting.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST OF ANY SHAREHOLDER SOLICITED HEREBY, MISSION COMMUNITY BANCORP WILL PROVIDE WITHOUT CHARGE A COPY OF THE  ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) OF MISSION COMMUNITY BANCORP FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  REQUESTS SHOULD BE DIRECTED TO RONALD B. PIGEON, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MISSION COMMUNITY BANCORP, 581 HIGUERA STREET, SAN LUIS OBISPO, CA 93401.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Mission Community Bancorp does not have a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).  Therefore, the officers and directors of Mission Community Bancorp, and persons who own more than 10% of the common stock of Mission Community Bancorp are not subject to the reporting requirements under Section 16(a) of the Exchange Act.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above.  However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.

Dated: April 27, 2009	MISSION COMMUNITY BANCORP By: /s/ Karl F. Wittstrom Karl F. Wittstrom Secretary